                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                    IONIC FUEL TECHNOLOGY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          IONIC FUEL TECHNOLOGY, INC.
                              300 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

    The Annual Meeting of Stockholders of Ionic Fuel Technology, Inc., a Delaware corporation, will be held on July 11, 2000 at 10:30 a.m. local time, at Fleet Bank, 345 Park Ave., New York, N.Y. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

    1. Electing three (3) directors for a term expiring in 2000 as RECOMMENDED by the Board of Directors.

    2. Ratifying the appointment of independent auditors to examine and report on the financial statements of the Company for the year ending June 30, 2000, as RECOMMENDED by the Board of Directors.

    3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20 million shares to 50 million shares, as RECOMMENDED by the Board of Directors.

    4. Transacting any other business that may properly come before the meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only common stockholders of record at the close of business on May 26, 2000, are entitled to notice of and to vote at the meeting.

Dated: May 26, 2000

                                               BY ORDER OF
                                               THE BOARD OF DIRECTORS

                                               /s/ DUANE L. BERLIN
                                               ---------------------------------------------
                                               Duane L. Berlin, SECRETARY

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          IONIC FUEL TECHNOLOGY, INC.
                                JULY 11TH, 2000

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock"), of Ionic Fuel Technology, Inc. ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on July 11, 2000, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the meeting.

    These proxy materials were mailed on or about June 12, 2000 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1; "FOR" the appointment and ratification of the independent auditors as described in Proposal No. 2; and "FOR" the amendment to the Company's Certificate of Incorporation as described in Proposal No. 3. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. In the election of directors, the three directors shall be elected by a plurality of the votes cast. Proposal 2, Proposal 3 and other matters that come before the meeting shall be authorized by a majority of votes cast. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on May 26, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on May 26, 2000 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The present directors and officers of the Company holding approximately Eight and Four Tenths percent (8.4%) of the outstanding Common Stock of the Company intend to vote "FOR" the slate of directors, "FOR" the ratification of the appointment of the independent auditors and "FOR" the amendment to the Company's Certificate of Incorporation.

                             NOMINEES FOR ELECTION

NAME, AGE AND PRINCIPAL OCCUPATION

    ANTHONY J.S. GARNER, 60, has served as a Director and as President of the Company, and as Chairman and Chief Executive Officer of IFT, Ltd. since both companies' inceptions. Upon the resignation of Douglas F. Johnston on December 1, 1999, Mr. Garner assumed the additional positions of Chairman and Chief Financial Officer of the Company. From October 1991 to December 1991
Mr. Garner performed a due diligence investigation on the Wentworth Technology underlying the IFT System (the "Wentworth Technology") in conjunction with Mr. Johnston and Paul C. O'Neill, to determine whether to enter into the business. From December 1990 until October 1991, Mr. Garner was a private investor. From June 1988 until December 1990, Mr. Garner was Chief Executive Officer and managing director of Sigma Corp. Ltd., a manufacturer of custom gauges for the aerospace industry. He also served as Chief Executive Officer of Winchmore PLC, a distributor of commercial boilers and air conditioners.
Mr. Garner has the U.K. equivalent of a B.S. in Mechanical Engineering.

    FRANK J. HOLLENDONER, 53, has served as a Director since January, 1997.
Mr. Hollendoner also currently serves as Chairman of three European companies:
Doughty Hanson & Co., a money management concern; Independent Care Group, a firm that develops, owns and operates private hospitals in Britain; and Norden Pac Industries A.B., a Swedish packaging equipment company. From 1986 to 1994,
Mr. Hollendoner was a principal and a managing director of Ovington
Securities Ltd. Mr. Hollendoner holds a BA in Economics from Georgetown University and an MBA from Stanford University School of Business.

    HENRY W. SULLIVAN, 59, has served as a Director since August, 1997. Since 1991 Mr. Sullivan has been the President and a Director of GAIA
Technologies, Inc., a company engaged in the chemical business. He was also the Vice Chairman and a Director of Huntsman Chemical Corporation, the nation's largest private chemical company, from 1983 to 1991. Mr. Sullivan holds a B.S. degree in Chemical Engineering from Cooper Union and a Masters degree and Ph.D in Engineering from New York University.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under United States securities laws, the Company's directors and officers and persons who own more than ten percent (10%) of the Company's Common Stock are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended June 30, 1999, all filing requirements under section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers and holders of more than ten percent (10%) of the Company's Common Stock were complied with.

    During fiscal 1999 the Board of Directors held three meetings and did not act by unanimous written consent.

    The Company has two committees of the Board: a Compensation Committee consisting of Mr. Sullivan as Chairman and Mr. Hollendoner as member, and an Audit Committee consisting of Mr. Hollendoner as Chairman and Messrs. Garner and Sullivan as members.

    No directors received cash compensation for serving as directors during the fiscal year ended June 30, 1999. It is anticipated that no existing directors will receive cash compensation for serving in such capacity during the fiscal year ending June 30, 2000.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    On May 26, 2000, there were 15,924,988 shares of Common Stock outstanding. The following table sets forth as of March 15, 2000 the number of shares of Common Stock of the Company and the percentage of that class owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by
(i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group. All shares set forth in the following table are entitled to one vote per share and the named beneficial owner has sole voting and investment power.

                                                               AMOUNT AND
                                                                NATURE OF         PERCENT OF
                                                               BENEFICIAL     OUTSTANDING SHARES
NAME AND ADDRESS                                              OWNERSHIP (1)    OF COMMON STOCK
----------------                                              -------------   ------------------
Douglas F. Johnston.........................................    1,033,800             6.5%
114 Forest Street
New Canaan, CT 06840

Anthony J.S. Garner.........................................      567,000(2)          3.6%
96 Thorpe Hall Ave
Thorpe Bay, Essex SSl 3AS
England

Frank J. Hollendoner........................................      770,000             4.8%
c/o Independent Care
26 Eccleston Square
London, England SWIV INS

Henry W. Sullivan...........................................       16,000(3)            *
10814 Jaycee Lane
Houston, TX 77024

All Officers and Directors
as a Group (3 persons)......................................    1,353,000             8.5%

------------------------

*   Less than 1%

(l) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options, warrants and convertible notes currently exercisable or convertible within sixty days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership of any other person.

    Unless otherwise indicated, the Company believes that all persons named in the table have sole investment and voting power with respect to the shares of Common Stock beneficially owned by them.

(2) Includes immediately exercisable options to purchase 160,000 shares at $1.875 per share granted to Mr. Garner by Mr. Johnston and Paul C. O'Neill from their personal holdings. Also includes 170,000 shares of Common Stock held by Brutus Investments Ltd., an investment company owned by Brutus Trust. Mr. Garner is neither an officer nor director of Brutus Investments, Ltd. nor a settlor, trustee or currently a beneficiary of Brutus Trust. To the extent he or any member of his family may become a beneficiary of Brutus Trust in the future, Mr. Garner disclaims any beneficial interest in such shares.

(3) Includes 2,000 shares of Common Stock and immediately exercisable options to purchase 14,000 shares of Common Stock at $1.75 per share.

                             EXECUTIVE COMPENSATION

COMPENSATION

    No executive officer received aggregate compensation exceeding $100,000 in the fiscal year 1999.

                              CERTAIN TRANSACTIONS

    Pursuant to written agreement, the Company accepted the resignation of Douglas F. Johnston as a member and the Chairman of the Company's board of directors and as the Company's Chief Financial Officer as of December 1, 1999. Anthony J.S. Garner was designated and appointed Chief Financial Officer of the Company and Chairman of the board of directors to serve until a successor or successors has been duly nominated and elected or appointed to such positions.

    Pursuant to written agreement, as of September 1,1999, the Company terminated the accrual and payment to Mr. Johnston of any royalties, including but not limited to that certain "over ride royalty of $5,000 per month on the Wentworth license" referred to in the Minutes of the First Meeting of the Board of Directors of the Company dated January 21, 1992.

    On May 8, 2000 the Audit Committee of the Company's Board of Directors recommended, and the Company's Board of Directors approved, the engagement of the independent certified public accounting firm of BDO Stoy Hayward to audit the consolidated financial statements of the Company for the year ended
June 30, 2000. Accordingly, the Company accepted the resignation of Ernst & Young LLP as the Company's independent auditors.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of three
(3) members. At the meeting, three directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified. Present vacancy or vacancies that occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. The nominees to be voted on by stockholders are Messrs. Garner, Hollendoner and Sullivan.

    The Company's present directors have nominated all current directors for re-election. All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Garner, Hollendoner and Sullivan.

    Three directors shall be elected by a plurality of the votes cast.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE-REFERENCED THREE NOMINEES (ITEM NO. 1 ON THE PROXY CARD).

                                 PROPOSAL NO. 2
                 RATIFICATION OF ACCEPTANCE OF RESIGNATION AND
                      APPOINTMENT OF INDEPENDENT AUDITORS

    On May 8, 2000, the Board of Directors accepted the resignation of the firm of Ernst & Young LLP as independent auditors, and subsequently appointed BDO Stoy Hayward as independent auditors to examine and report on the consolidated financial statements of the Company for the year ending June 30, 2000, subject to stockholder approval.

    For the fiscal year ending June 30, 2000 and going forward, BDO Stoy Hayward will provide the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of its subsidiaries. Audit services also include a review of filings with the Securities and Exchange Commission and the annual report to shareholders.

    Ratification of the acceptance of the resignation of Ernst & Young LLP and the appointment of BDO Stoy Hayward as independent auditors shall be authorized by a majority of votes cast.

    No representative of Ernst & Young LLP or BDO Stoy Hayward will be present at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE ACCEPTANCE OF THIS RESIGNATION AND APPOINTMENT (ITEM NO. 2 ON THE PROXY CARD).

                                 PROPOSAL NO. 3
                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

    The Board is proposing an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock from 20 million shares to 50 million shares of Common Stock.

    The Certificate currently authorizes the Company to issue 20 million shares of Common Stock. As of May 26, 2000, approximately 15,924,988 shares of Common stock were outstanding. Of the remaining authorized but unissued shares, approximately 805,600 were reserved for issuance under the Company's stock option and employee stock purchase plans. Accordingly, the Company has approximately 3,269,412 shares remaining available for issuance. If the proposed amendment is approved, 30 million additional shares of Common Stock would be authorized but unissued. These additional authorized shares of Common Stock would be available for various business purposes such as financings, acquisitions, employee benefit plans, stock splits and stock dividends. The issuance of additional shares of Common Stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company. Other than in connection with the Company's existing employee stock option and stock purchase plans, the Company has no present intent to issue any shares of Common Stock. Upon approval by the shareholders, the fourth paragraph of the Certificate will be amended to read in its entirety as follows:

        "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 50 million shares of Common Stock, $0.01 par value."

    Ratification of the Amendment shall be authorized by a majority of votes cast.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT (ITEM NO. 2 ON THE PROXY CARD).

                        OTHER BUSINESS TO BE TRANSACTED

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.

                         ANNUAL REPORT TO STOCKHOLDERS

    In the interest of saving time and money, the Company has opted to provide you with the enclosed Form 10-K for 1999 in lieu of producing an annual report.

                   STOCKHOLDER PROPOSALS--2000 ANNUAL MEETING

    Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by October 31, 2000.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                               BY ORDER OF
                                               THE BOARD OF DIRECTORS

                                               /s/ DUANE L. BERLIN
                                               ---------------------------------------------
                                               Duane L. Berlin, SECRETARY

New York, New York
May 26, 2000

                          IONIC FUEL TECHNOLOGY, INC.

                                   P R O X Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony J.S. Garner Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of the common stock of Ionic Fuel
Technology, Inc. held of record by the undersigned on May 26, 2000, at the annual meeting of shareholders to be held on July 11, 2000, or any adjournment thereof.

1.   ELECTION OF DIRECTORS  For all nominees listed below                       Withhold Authority to
                            (Except as Marked to the Contrary) / /              Vote All Nominees Listed Below / /

        Frank J. Hollendoner; Henry W. Sullivan and Anthony J.S. Garner

 (To withhold authority for any individual nominee, strike that nominee's name from the list above)

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3.  APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

            FOR  / /            AGAINST  / /            ABSTAIN  / /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND authorize Mr. Garner to vote upon such other business as may properly come before the meeting.

Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 Dated: ________________________

                                                 _______________________________

                                                            Signature

                                                 _______________________________

                                                   Signature, if held jointly

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE